EXHIBIT 10.3

Form of High-Level Beef Product Supply Agreement

(English Translation)

Supplier:

Consignee: Baoji Wuyin Green Food Co., Ltd.

Contract No.:

Contract Date:

The contract is made by and between the seller and the buyer in accordance with Contract Law of the PRC and on a basis of friendly negotiation. Both the parties agree to abide by strictly the terms and conditions set forth below:

I.	Product Name, Quantity, Unit price and Total money amount (Unit : RMB Yuan)

Product Name	Specifications	Unit	Quantity	Unit Price	Total Money Amount
Cattle Hump		Box
Bovine Tendon		Box
Steak		Box
Cattle Hide		Box
Whole Cattle Feast		Box

II.	Delivery

Delivery Date	Consignee	Terms of Shipment
Telephone	Receipt Address
Terms of Delivery	[ ]Delivery by the Supplier [ ] Collection by Consignee [ ] Others	Freight Charge-bearing	Assumed by the Supplier

III.	Inspection and Acceptance

(1)       All the contract products should be subject to on-spot inspection and acceptance at the place of delivery with receipt issued. In case of any dissent about the quality, the inspection should be accomplished within three days. Dissent about the product quality inspected at non-native places should be proposed upon delivery by the transportation company. The products should be deemed eligible once they are accepted by the consignee, to whom the risks are therefore automatically transferred

(2)       In case the consignee discovers any inconformity occurring between the product name, specifications, quantity and quality and the corresponding ones stated in the contract, it shall put forward dissents and suggest solutions in written form three days as of the arrival of goods. Provided the consignee fails to put forward written dissent as required, the goods will be deemed conforming to the contract.

IV.	Terms and Due Time of Payment

Terms of Payment	[ ]Cash [ ]T.T [ ]Others ( )

In case the consignee fails to accomplish the payment in accordance with the aforesaid commitments, the supplier is entitled to terminate the contract immediately.

V.	The Title of Goods

1)        The supplier shall reserve the title of goods before the payment for goods is fully accomplished by the consignee.

2)        The risks should be automatically transferred to the consignee as soon as the goods are delivered at the place of delivery stated by the contract.

VI.	Dispute Settlement

Both the parties should resort to friendly negotiation in case of any dispute arising from the contract. The dispute shall be submitted to the courts where the litigant is located provided it can not be settled by friendly negotiation or meditation.

VII.     The contract herein is in duplicate with each party keeping one of them. All the faxed copies and copied documents are equal in force. The contract shall be valid immediately after it is signed and sealed by both the parties.

Supplier: (Seal)	Consignee: (Seal)
Company Address:	Company Address:
Signature of the Supplier:	Signature of the Demander:
Tel:	Tel:
Date:	Date: